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FIRST QUARTER 2021 RESULTS 4.30.21 STEPHEN LITTLETON VICE PRESIDENT, INVESTOR RELATIONS AND SECRETARYFIRST QUARTER 2021 RESULTS 4.30.21 STEPHEN LITTLETON VICE PRESIDENT, INVESTOR RELATIONS AND SECRETARY

CAUTIONARY STATEMENT Statements of future events or conditions in this presentation or the subsequent discussion period are forward-looking statements. Actual future results, including financial and operating performance; demand growth and mix; planned capital and cash operating expense reductions and ability to meet or exceed announced reduction objectives; plans to reduce future emissions intensity and the expected resulting absolute emissions reductions; carbon capture results and the impact of operational and technology efforts; progress on innovative concepts like the Houston CCS zone; price and margin recovery; future cash flows, dividends, cash and debt balances, and capital allocation; volume/production maintenance and mix; the impacts of the COVID-19 pandemic and current industry oversupply conditions on ExxonMobil’s business and results; resource recoveries; production rates; rates of return; development costs; project plans, timing, costs, and capacities; drilling programs and improvements; and product sales and mix could differ materially due to a number of factors including global or regional changes in oil, gas, petrochemicals, or feedstock prices, differentials, or other market or economic conditions affecting the oil, gas, and petrochemical industries and the demand for our products; the outcome of government policies and actions, including drilling policies, carbon policies, and actions taken to address COVID-19; the severity, length and ultimate impact of COVID-19 on people and economies and the timing and pace of regional and global economic recovery; the ability to access short- and long-term debt markets on a timely and affordable basis; the ability to realize efficiencies within and across our business lines and to maintain cost reductions without impairing our competitive positioning; the impact of company actions to protect the health and safety of employees, vendors, customers, and communities; reservoir performance; the outcome and timing of exploration and development projects; timely completion of construction projects; war and other security disturbances, including shipping blockades or harassment; political factors including changes in local, national, or international policies affecting our business; changes in law or government regulation, including trade sanctions, tax and environmental regulations; the outcome of commercial negotiations and impact of commercial terms; actions of competitors and commercial counterparties; actions of consumers; opportunities for and regulatory approval of investments or divestments that may arise; the outcome of research efforts and the ability to bring new technology to commercial scale on a cost-competitive basis; the development and competitiveness of alternative energy and emission reduction technologies; unforeseen technical or operating difficulties; and other factors discussed here and in Item 1A. Risk Factors of our Annual Report on Form 10-K and under the heading “Factors Affecting Future Results” available through the Investors page of our website at exxonmobil.com. All forward-looking statements are based on management’s knowledge and reasonable expectations at the time of this presentation and we assume no duty to update these statements as of any future date. Reconciliations and definitions of non-GAAP measures and other terms are provided in the text or in the supplemental information accompanying these slides. 2CAUTIONARY STATEMENT Statements of future events or conditions in this presentation or the subsequent discussion period are forward-looking statements. Actual future results, including financial and operating performance; demand growth and mix; planned capital and cash operating expense reductions and ability to meet or exceed announced reduction objectives; plans to reduce future emissions intensity and the expected resulting absolute emissions reductions; carbon capture results and the impact of operational and technology efforts; progress on innovative concepts like the Houston CCS zone; price and margin recovery; future cash flows, dividends, cash and debt balances, and capital allocation; volume/production maintenance and mix; the impacts of the COVID-19 pandemic and current industry oversupply conditions on ExxonMobil’s business and results; resource recoveries; production rates; rates of return; development costs; project plans, timing, costs, and capacities; drilling programs and improvements; and product sales and mix could differ materially due to a number of factors including global or regional changes in oil, gas, petrochemicals, or feedstock prices, differentials, or other market or economic conditions affecting the oil, gas, and petrochemical industries and the demand for our products; the outcome of government policies and actions, including drilling policies, carbon policies, and actions taken to address COVID-19; the severity, length and ultimate impact of COVID-19 on people and economies and the timing and pace of regional and global economic recovery; the ability to access short- and long-term debt markets on a timely and affordable basis; the ability to realize efficiencies within and across our business lines and to maintain cost reductions without impairing our competitive positioning; the impact of company actions to protect the health and safety of employees, vendors, customers, and communities; reservoir performance; the outcome and timing of exploration and development projects; timely completion of construction projects; war and other security disturbances, including shipping blockades or harassment; political factors including changes in local, national, or international policies affecting our business; changes in law or government regulation, including trade sanctions, tax and environmental regulations; the outcome of commercial negotiations and impact of commercial terms; actions of competitors and commercial counterparties; actions of consumers; opportunities for and regulatory approval of investments or divestments that may arise; the outcome of research efforts and the ability to bring new technology to commercial scale on a cost-competitive basis; the development and competitiveness of alternative energy and emission reduction technologies; unforeseen technical or operating difficulties; and other factors discussed here and in Item 1A. Risk Factors of our Annual Report on Form 10-K and under the heading “Factors Affecting Future Results” available through the Investors page of our website at exxonmobil.com. All forward-looking statements are based on management’s knowledge and reasonable expectations at the time of this presentation and we assume no duty to update these statements as of any future date. Reconciliations and definitions of non-GAAP measures and other terms are provided in the text or in the supplemental information accompanying these slides. 2

DEVELOPMENTS SINCE FOURTH QUARTER 2020

UPSTREAM	Improved liquids and gas realizations with market recovery Lower government-mandated curtailments and higher seasonal European gas demand Announced >$1 billion sale of U.K. central and northern North Sea assets[1]
DOWNSTREAM	Improved North America margins, continued challenges with Europe and global jet demand Provided power to more than 200,000 Texas homes during the winter storm Announced refinery terminal conversions; ~500 Kbd of industry rationalizations announced in 2021
CHEMICAL	Margins increased on strong demand, tight industry supply, and global shipping constraints Reliable operations and rapid winter storm recovery; continued delivery of cost efficiencies
CORPORATE	Reduced debt by more than $4 billion Operations rapidly recovered across all businesses following winter storm Established Low Carbon Solutions business to commercialize emission-reduction technology portfolio

See Supplemental Information for footnotes.

3

RESULTS 1Q21 VS. 4Q20

	U/S	D/S	CHEM	C&F	TOTAL
4Q20 GAAP Earnings / (Loss)	**(18.5)**	**(1.2)**	**0.7**	**(1.0)**	**(20.1)**
Identified items	(19.3)	(0.5)	-	(0.3)	(20.2)
4Q20 Earnings / (Loss) ex. identified items	**0.7**	**(0.7)**	**0.7**	**(0.7)**	**0.1**
Winter storm	(0.2)	(0.1)	(0.2)	-	(0.6)
Price / margin / forex	2.2	0.1	0.5	0.1	2.8
Unsettled derivatives: mark-to-market[1]	(0.0)	0.3	-	-	0.3
Demand / volume	(0.1)	(0.0)	0.1	-	(0.0)
Other base business	0.0	0.1	0.3	(0.2)	0.2
1Q21 Earnings / (Loss) ex. identified items	**2.6**	**(0.4)**	**1.4**	**(0.8)**	**2.8**
Identified items – severance	-	-	-	(0.0)	(0.0)
1Q21 GAAP Earnings / (Loss)	2.6	(0.4)	1.4	(0.8)	2.7

- Price / margin improvements across all businesses with demand recovery
- Winter storm impacted all businesses; rapid recovery minimized impact
- Continued benefit from structurally lower operating costs

Billions of dollars unless specified otherwise.
Due to rounding, numbers presented above may not add up precisely to the totals indicated.
See Supplemental Information for footnotes, definitions, and reconciliation of identified items.

4

UPSTREAM **1Q21 VS. 4Q20**


CONTRIBUTING FACTORS TO CHANGE IN EARNINGS
Million USD
745
(240)
2,070
(80)
170
(110)
2,554
4Q20 ex. ident. items
Winter storm
Price
Volume
Expenses
Tax / other
1Q21 ex. ident. items

- Continued market recovery increased liquids, natural gas, and LNG realizations
- Higher volumes with lower government-mandated curtailments, more than offset by mix effects
- Continuing to deliver further structural efficiencies

See Supplemental Information for definitions.

5

UPSTREAM VOLUMES 1Q21 VS. 4Q20



CONTRIBUTING FACTORS TO CHANGE IN VOLUMES
Koebd
3,689
(40)
(40)
60
70
40
3,787
4Q20
Winter storm
Entitle-ments
Curtail-ments
Demand
Maint / other
1Q21

- Government-mandated curtailments reduced to ~125 Koebd
- Higher seasonal European gas demand
- Permian and Guyana unchanged versus 4Q20 excluding winter storm impact
  - Permian up ~20% since 1Q20
  - Guyana up ~70% since 1Q20

See Supplemental Information for additional information on winter storm and curtailments.

6

DOWNSTREAM 1Q21 VS. 4Q20


CONTRIBUTING FACTORS TO CHANGE IN EARNINGS
Million USD
(691)
(130)
490
(40)
380
(40)
(210)
(150)
(390)
4Q20 ex. ident. items
Winter storm
Margin
Demand
Expenses
Mfg. volume
LIFO / forex
Other
1Q21 ex. ident. items

- Improved margins primarily on increased North America demand
- Jet demand remains weak with limited global travel
- Structural efficiencies include maintenance optimization, logistics, and marketing
- Unfavorable foreign exchange impacts and absence of year-end LIFO adjustment
- Other includes reserve for terminal conversions

See Supplemental Information for definitions.

7

CHEMICAL 1Q21 VS. 4Q20

CONTRIBUTING FACTORS TO CHANGE IN EARNINGS
Million USD


1,415
180
150
100
713
500
(230)
4Q20 ex. ident. items
Winter storm
Margin
Demand
Expenses
LIFO / other
1Q21 ex. ident. items

- Captured improved industry margins with reliable polyethylene and polypropylene operations
- Continued robust performance products demand in packaging and durable goods
- Delivered additional cost reductions from turnarounds and maintenance scope optimization

See Supplemental Information for definitions.

8

EARNINGS 1Q21 VS. 1Q20


CONTRIBUTING FACTORS TO CHANGE IN EARNINGS
Million USD
2,273
(590)
1,690
740
Unsettled derivatives mark-to-market
(1,880)
1,070
(550)
2,761
1Q20 ex. ident. items
Winter storm
U/S price
Chem margin
D/S margin
Expenses
Volume / forex / other
1Q21 ex. ident. items

- Total price / margin improvement of ~$1.3 billion[1]
  - Improvement in Upstream and Chemical margins more than offset Downstream
  - Absence of significant mark-to-market derivatives benefit due to rapid price decline in 1Q20
- Structural cost efficiencies include maintenance, supply chain optimizations, and workforce reductions
- Lower Upstream volumes and unfavorable foreign exchange

See Supplemental Information for footnotes and definitions.

9

DISCIPLINED **INVESTING AND COST MANAGEMENT**

CASH OPEX EXCLUDING ENERGY AND PRODUCTION TAXES
Billion USD



10.2
(0.7)
(0.3)
9.2
1Q20
Upstream
Downstream / Chemical / other
1Q21

CAPEX
Billion USD



7.1
2.8
1.2
3.1
1Q20
Upstream
Downstream / Chemical / other
1Q21

- Efficiencies and cost reductions on track, consistent with plans
- Cash Opex structurally lower due to maintenance / turnaround efficiencies and workforce reductions
- Capital expenditures in line with plan

See Supplemental Information for definitions.

10

FIRST QUARTER 2021 CASH PROFILE

	1Q21	4Q20
Beginning cash	**4.4**	**8.8**
Earnings / (Loss)	2.7	(20.1)
Identified items: impairments	-	19.3
Depreciation[1]	5.0	5.0
Working capital / other[1]	1.5	(0.2)
Cash flow from operating activities	**9.3**	**4.0**
Proceeds associated with asset sales	0.3	0.8
Cash flow from operations and asset sales	**9.6**	**4.8**
Shareholder distributions	(3.7)	(3.7)
PP&E adds / investments and advances[2]	(2.7)	(4.1)
Debt / other financing	(4.0)	(1.5)
Ending cash	**3.5**	**4.4**
Ending debt[3]	**63.3**	**67.6**

- Stronger overall market fundamentals improved cash flow
- Efficiencies continuing to increase cash flow from operations
- Deleveraging with additional cash; more than $4 billion of debt reduction

Billions of USD. Due to rounding, numbers presented above may not add up precisely to the totals indicated.
See Supplemental Information for footnotes.

11

SECOND QUARTER 2021 OUTLOOK

UPSTREAM	Announced government-mandated curtailments in line with 1Q21 Lower volumes with seasonal gas demand and higher scheduled maintenance U.K. North Sea sale expected to close near mid-year, subject to regulatory and third-party approvals
DOWNSTREAM	Continuing demand improvement with economic recovery Higher planned turnarounds and maintenance
CHEMICAL	Continuing tight supply / demand balance with increased industry maintenance Higher planned turnarounds and maintenance
CORPORATE	Corporate and financing expenses expected to be ~$600 million Continue to progress deleveraging

12

MANAGEMENT PERSPECTIVES DARREN WOODS CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICERMANAGEMENT PERSPECTIVES DARREN WOODS CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

POSITIONED FOR SUCCESS Decisive response to pandemic balanced near, medium, and long-term priorities • Developing industry-leading portfolio of advantaged investments • Restructuring provided foundation for rapid response and significant improvements − Fewer organizational interfaces improved speed and quality of decisions − Single project organization optimized and paced portfolio while enhancing value • Substantive cost reductions with improved operational performance − Streamlined organization with less overhead and simpler processes − Clearer line of sight to market and increased P&L accountability • Balanced spending reductions with leverage to maintain dividend and progress highest-return investments • Low Carbon Solutions established to advance technology and enable emissions reductions at scale • Paced investments and maintenance with recovery in mind − Achieved short-term reductions while preserving upside − Efficiently paused projects at optimum break points 14POSITIONED FOR SUCCESS Decisive response to pandemic balanced near, medium, and long-term priorities • Developing industry-leading portfolio of advantaged investments • Restructuring provided foundation for rapid response and significant improvements − Fewer organizational interfaces improved speed and quality of decisions − Single project organization optimized and paced portfolio while enhancing value • Substantive cost reductions with improved operational performance − Streamlined organization with less overhead and simpler processes − Clearer line of sight to market and increased P&L accountability • Balanced spending reductions with leverage to maintain dividend and progress highest-return investments • Low Carbon Solutions established to advance technology and enable emissions reductions at scale • Paced investments and maintenance with recovery in mind − Achieved short-term reductions while preserving upside − Efficiently paused projects at optimum break points 14

IMPROVING **ENVIRONMENT**

Prices and margins returning to historic range

PRICES / MARGINS
2010–2021



Crude[1] ($/bbl)
Natural gas[2] ($/mbtu)
Downstream margins[3] ($/bbl)
Chemical margins[4] ($/tonne)
1Q21
2010-19 annual range
4Q20
3Q20

- Crude and natural gas markets improved with demand recovery
- Chemical margins driven by tight industry supply and global shipping constraints
- Downstream margins improved from historic lows driven by North America
  - Low jet demand and slow recovery in Europe continue
  - Diesel and gasoline demand forecast to return to pre-pandemic levels by year-end 2021[5]

See Supplemental Information for footnotes.

15

PRIORITIZED INVESTMENTS

Progressing development of highest-return opportunities

DEEPWATER
>10% return at <$35/bbl[1]



Guyana

- 5th and 6th drilling rigs arrived in Guyana
- Liza Unity FPSO expected to sail from Singapore mid-year
- Payara on schedule; progressing Yellowtail development plan

Brazil

- Advancing Bacalhau towards FID
- Continuing exploration drilling

PERMIAN
>10% return at <$35/bbl[2]



Permian

- Continued positive free cash in 1Q21
- Continuing to deliver frac and drilling cost improvements
- Performance improvements increasing 2021 outlook to 410-430 Koebd

CORPUS CHRISTI CHEMICAL COMPLEX
>$500 million / year earnings[3]



Corpus Christi

- All modules onsite; start-up readiness activities underway
- Expected to deliver 25% below industry average cost[4]
- 4Q21 start-up ahead of schedule

See Supplemental Information for footnotes and definitions.

16

PRESERVING PROJECT **VALUE**

Leveraging unique capabilities to deliver robust project returns

BAYTOWN CHEMICAL EXPANSION


2Q20


Current

BATON ROUGE POLYPROPYLENE


1Q20


Current

- Collaborated with contractors, partners, and governments to effectively pace projects
- Global Projects organization optimally managed activity to preserve value and provide flexibility
- Deferral costs offset with efficiencies and market savings
  - Downstream and Chemical portfolio return of ~30%[1]
- Planned resumption of project activity in line with market recovery

See Supplemental Information for footnotes.

17

INVESTING IN HIGHEST-RETURN ASSETS 2020 investments drive cash flow growth 2 2020 UPSTREAM INVESTMENTS OPERATING CASH FLOW FROM PROJECTS RETAINED IN 2020 CAPEX 1 Brent $/bbl required to generate the cost-of-supply plus 10% return Billion USD 45 8 $40/bbl Brent 30 4 15 0 0 2021 2025 2020 Cumulative Capex • >90% of 2020 investments in resource • 2020 investments provide ~10% of total Upstream development generate >10% return at ≤$35/bbl operating cash flow in 2021 18 See Supplemental Information for footnotes and definitions.INVESTING IN HIGHEST-RETURN ASSETS 2020 investments drive cash flow growth 2 2020 UPSTREAM INVESTMENTS OPERATING CASH FLOW FROM PROJECTS RETAINED IN 2020 CAPEX 1 Brent $/bbl required to generate the cost-of-supply plus 10% return Billion USD 45 8 $40/bbl Brent 30 4 15 0 0 2021 2025 2020 Cumulative Capex • >90% of 2020 investments in resource • 2020 investments provide ~10% of total Upstream development generate >10% return at ≤$35/bbl operating cash flow in 2021 18 See Supplemental Information for footnotes and definitions.

CONTINUING TO GROW **PERMIAN VALUE**

2020 work provided foundation for ongoing performance improvement



DAILY DRILLING LATERAL FEET[1]
220%
>80% improvement
80%
2019
2020
2021 YTD



FRAC STAGES PER DAY
180%
~50% improvement
80%
2019
2020
2021 YTD



DRILLING AND COMPLETION COSTS[2]
100%
>40% improvement
0%
2019
2020
2021 YTD



LEASE OPERATING EXPENSES[3]
100%
~40% improvement
0%
2019
2020
2021 YTD

- Increased 1Q21 volumes ~60 Koebd vs. 1Q20[4]
  - Despite 35% Capex reduction in 2020 versus plan
  - Free cash positive from 4Q20
- Positioned for continued free cash growth
  - Significant performance improvement
  - Lower costs
  - Major infrastructure investments online (Poker Lake central processing facility and pipelines to Gulf Coast)
  - Drilled uncomplete inventory >300

See Supplemental Information for footnotes and definitions.

19

GROWING **LONG-TERM SHAREHOLDER VALUE**

Highgraded portfolio, improved earnings and cash flow, and positioned for a lower-carbon future

SUSTAINABLE SHAREHOLDER VALUE

~2.8 million

shareholders received reliable dividend[1]

STRONG CASH FLOW

>$9 billion

1Q21 cash flow from operations; reduced debt by more than $4 billion

STRUCTURAL COST SAVINGS

~10% reduction

in cash Opex[2] versus 1Q20 leveraging prior reorganizations to deliver structural efficiencies

FLEXIBLE CAPEX

$4 billion reduction

versus 1Q20, prioritizing advantaged assets while preserving value of paced investments

INDUSTRY-LEADING OPERATIONS

Best-ever

reliability performance maintained with rapid recovery from the winter storm

LOW CARBON

Solutions

business created and developing technology commercialization strategies initially focused on CCS

See Supplemental Information for footnotes and definitions.

20

CONSISTENT CAPITAL ALLOCATION **PRIORITIES**

Balanced approach to maintain the dividend, accretively invest and manage debt

2021 ESTIMATED SOURCES AND USES OF CASH[1,2,3]
Billion USD



By Brent price, with
10yr low Downstream
& Chemical margins
$55/bbl
$50/bbl
$45/bbl
Guidance:
$16–19
Flexible
Less flexible
Available cash
from operations
Dividend
Capex

- Long-term capital allocation priorities remain
  - Invest in advantaged projects to drive cash flow
  - Maintain balance sheet strength
  - Provide reliable dividend
- Flexible Capex plan:
  - $16–19 billion in 2021
  - $20–25 billion per year from 2022–2025
- Strengthening the balance sheet

See Supplemental Information for footnotes and definitions.

21

CLIMATE **STRATEGY**

Responsibly meeting society's evolving need for energy in a reliable and sustainable manner

MITIGATING EMISSIONS IN COMPANY OPERATIONS

- Achieved 2020 emission reduction goals
- Set 2025 GHG emission-reduction plans consistent with goals of Paris Agreement[1]
- Aiming for industry-leading GHG performance by 2030

PROVIDING PRODUCTS TO HELP CUSTOMERS REDUCE THEIR EMISSIONS

- Natural gas
- Lightweight materials and packaging
- Advanced fuels and lubricants

PROACTIVELY ENGAGING ON CLIMATE-RELATED POLICY

- Support an economy-wide price on CO_2 emissions
- Continue to engage in efforts to encourage sound and constructive policy solutions

DEVELOPING AND DEPLOYING SCALABLE TECHNOLOGY SOLUTIONS

- Created Low Carbon Solutions business to commercialize portfolio of low-carbon technologies
- Invested >$10 billion since 2000 in lower-emission solutions; additional $3 billion through 2025[2]

See Supplemental Information for footnotes and definitions.

22

SIGNIFICANT INVESTMENTS IN TARGETED MARKETS Investment in carbon capture and storage proportionate to potential market size 1 EXXONMOBIL ENERGY INVESTMENT Percent of total addressable market • Carbon capture and storage is critical to achieve the goals of the Paris Agreement • Large investments in lower-carbon solutions 3% relative to current market size • Lower-carbon investments expected to grow as markets evolve and expand 0% CCS Oil, natural gas, and chemicals 23 See Supplemental Information for footnotes.SIGNIFICANT INVESTMENTS IN TARGETED MARKETS Investment in carbon capture and storage proportionate to potential market size 1 EXXONMOBIL ENERGY INVESTMENT Percent of total addressable market • Carbon capture and storage is critical to achieve the goals of the Paris Agreement • Large investments in lower-carbon solutions 3% relative to current market size • Lower-carbon investments expected to grow as markets evolve and expand 0% CCS Oil, natural gas, and chemicals 23 See Supplemental Information for footnotes.

POSITIONED TO SUCCEED IN CARBON CAPTURE

Leveraging position as global leader in critical technology required for net zero emissions

GLOBAL LEADERSHIP


ExxonMobil
40%
of all CO_2 captured since 1970[1]
Remaining 48 companies

- #1 in CO_2 capture[2]
- #2 for CO_2 pipelines[3]
- #2 for CO_2 geologic storage[4]

SIGNIFICANT POTENTIAL GROWTH MARKET[5]

TOTAL CO_2 CAPTURE
Million tonnes


2020
2030
2040

- ~$2 trillion addressable market
- ~35% projected growth per year

LEVERAGES COMPETITIVE ADVANTAGES AND CORE CAPABILITIES

Scale | Technology | Integration | Functional excellence | People

Subsurface and reservoir expertise | Large-scale project development and execution | Significant patent portfolio

See Supplemental Information for footnotes and definitions.

24

HOUSTON CCS INNOVATION ZONE CONCEPT

Houston ship channel is an ideal location for a large-scale CCS project


Potential to mitigate **100 MILLION** tonnes of CO_2 annually by 2040[1]
POTENTIAL SOURCES OF CO2
▪ INDUSTRIAL / MANUFACTURING
▪ POWER GENERATION
▪ REFINING / CHEMICAL
▪ OTHER SOURCES
HOUSTON SHIP CHANNEL
GULF OF MEXICO
OFFSHORE UNDERGROUND STORAGE FORMATIONS
Storage potential of **~500 BILLION** tonnes;[2]
~100 years of the total U.S. CO_2 emissions[3]

CRITICAL ENABLERS INCLUDE:

- Supportive regulatory and legal framework
- Broad industry and government alignment
- $/CO_2 Adequate financial incentives
- Public support

See Supplemental Information for footnotes.

25

GROWING LONG-TERM SHAREHOLDER VALUE Progressing actions to highgrade portfolio and improve earnings and cash flow • Committed to delivering sustainable shareholder value • Competitively advantaged assets and investments drive strong cash flow to sustain dividend, reduce debt, and invest in the future • Significant structural cost savings and flexible Capex resilient to price cycles • Focused on industry-leading safety, reliability, and environmental performance; executing plans to deliver aggressive 2025 emission reductions • Strategy leverages experience and competitive advantages to deliver value while transitioning to a lower-carbon future, consistent with the goals of the Paris Agreement 26 See Supplemental Information for definitions.GROWING LONG-TERM SHAREHOLDER VALUE Progressing actions to highgrade portfolio and improve earnings and cash flow • Committed to delivering sustainable shareholder value • Competitively advantaged assets and investments drive strong cash flow to sustain dividend, reduce debt, and invest in the future • Significant structural cost savings and flexible Capex resilient to price cycles • Focused on industry-leading safety, reliability, and environmental performance; executing plans to deliver aggressive 2025 emission reductions • Strategy leverages experience and competitive advantages to deliver value while transitioning to a lower-carbon future, consistent with the goals of the Paris Agreement 26 See Supplemental Information for definitions.

Q&AQ&A

SECOND QUARTER 2021 OUTLOOK 1 DOWNSTREAM SCHEDULED MAINTENANCE QUARTERLY EARNINGS IMPACT Million USD •• 1H21 1,2 Se sc e heduled Suppleme ma nta inl te Informat nance pion ositions 600 Downstream for continued market recovery 300 • Higher planned turnaround activity in Chemical 0 2020 quarterly average 1Q21 2Q21 est. CHEMICAL SCHEDULED MAINTENANCE QUARTERLY EARNINGS IMPACT² Million USD 200 100 0 2020 quarterly average 1Q21 2Q21 est. 28 See Supplemental Information for footnotes.SECOND QUARTER 2021 OUTLOOK 1 DOWNSTREAM SCHEDULED MAINTENANCE QUARTERLY EARNINGS IMPACT Million USD •• 1H21 1,2 Se sc e heduled Suppleme ma nta inl te Informat nance pion ositions 600 Downstream for continued market recovery 300 • Higher planned turnaround activity in Chemical 0 2020 quarterly average 1Q21 2Q21 est. CHEMICAL SCHEDULED MAINTENANCE QUARTERLY EARNINGS IMPACT² Million USD 200 100 0 2020 quarterly average 1Q21 2Q21 est. 28 See Supplemental Information for footnotes.

SUPPLEMENTAL INFORMATION IDENTIFIED ITEMS RECONCILIATION FOURTH QUARTER 2020 Earnings / (Loss) U.S. GAAP (20.1) Identified items included in earnings / (loss) Noncash inventory valuation - lower of cost or market - Impairment (19.3) Tax and other items (asset management, severance) (0.9) Corporate total (20.2) Earnings/(Loss) excluding identified items 0.1 Billions of dollars unless specified otherwise. 29 Due to rounding, numbers presented above may not add up precisely to the totals indicated.SUPPLEMENTAL INFORMATION IDENTIFIED ITEMS RECONCILIATION FOURTH QUARTER 2020 Earnings / (Loss) U.S. GAAP (20.1) Identified items included in earnings / (loss) Noncash inventory valuation - lower of cost or market - Impairment (19.3) Tax and other items (asset management, severance) (0.9) Corporate total (20.2) Earnings/(Loss) excluding identified items 0.1 Billions of dollars unless specified otherwise. 29 Due to rounding, numbers presented above may not add up precisely to the totals indicated.

SUPPLEMENTAL INFORMATION “Winter storm” as used on slide 6 is included below as part of the “Downtime/Maintenance” category. “Curtailments” as used on slide 6 includes government mandates shown as a separate category below. 1 UPSTREAM VOLUME FACTOR ANALYSIS 1Q21 vs. 4Q20 1Q21 vs. 1Q20 Prior Period 3,689 4,046 Downtime / Maintenance -22 -22 Growth / Decline -18 -78 Entitlement / Divestments -46 -69 Government mandates 62 -124 Demand / Other 122 34 Current Period 3,787 3,787 1 30 Koebd.SUPPLEMENTAL INFORMATION “Winter storm” as used on slide 6 is included below as part of the “Downtime/Maintenance” category. “Curtailments” as used on slide 6 includes government mandates shown as a separate category below. 1 UPSTREAM VOLUME FACTOR ANALYSIS 1Q21 vs. 4Q20 1Q21 vs. 1Q20 Prior Period 3,689 4,046 Downtime / Maintenance -22 -22 Growth / Decline -18 -78 Entitlement / Divestments -46 -69 Government mandates 62 -124 Demand / Other 122 34 Current Period 3,787 3,787 1 30 Koebd.

SUPPLEMENTAL **INFORMATION**

RECONCILIATION OF OPERATING COSTS AND CASH OPERATING EXPENSES

COMPONENTS OF OPERATING COSTS	1Q21	1Q20
From ExxonMobil's Consolidated statement of income:		
Production and manufacturing expenses	8.1	8.3
Selling, general and administrative expenses	2.4	2.6
Depreciation and depletion	5.0	5.8
Exploration expenses, including dry holes	0.2	0.3
Non-service pension and postretirement benefit expense	0.4	0.3
Subtotal	**16.0**	**17.3**
ExxonMobil's share of equity company expenses	2.1	2.5
Total operating costs	**18.2**	**19.7**
CASH OPERATING EXPENSES (CASH OPEX)		
Total operating costs	18.2	19.7
Less:		
Depreciation and depletion	5.0	5.8
Non-service pension and postretirement benefit expense	0.4	0.3
Other adjustments (includes equity company depreciation and depletion)	0.7	1.0
Total cash operating expenses (cash Opex)	**12.1**	**12.6**
Energy and production taxes	2.9	2.4
Total cash operating expenses (cash Opex) excluding energy and production taxes	**9.2**	**10.2**

Billions of dollars unless specified otherwise.
Due to rounding, numbers presented above may not add up precisely to the totals indicated.

31

SUPPLEMENTAL INFORMATION Forward-looking statements contained in this presentation regarding the potential for future earnings, cash flow, addressable markets, available cash from operations, and free cash are not forecasts of actual future results. These figures are provided to help quantify the potential future results and goals of currently-contemplated management plans and objectives to impact future results as discussed in this presentation. These figures are intended to quantify for illustrative purposes management’s view of the potentials for these efforts over the time periods shown. For all price point comparisons, unless otherwise indicated, we assume $50/bbl Brent crude prices. Unless otherwise specified, crude prices are Brent prices. Except where noted, natural gas prices used are consistent with management’s internal price assumptions for the relevant natural gas markets relative to the crude price for a given case. All crude and natural gas prices for future years are adjusted for inflation from 2021. These prices are not intended to reflect management’s forecasts for future prices or the prices we use for internal planning purposes. We have assumed that other factors such as laws and regulations, including tax and environmental laws, and fiscal regimes remain consistent with current conditions for the relevant periods. This presentation does not attempt to model potential COVID-19 outbreaks or recoveries beyond historical pricing. Non-GAAP and other measures. With respect to historical periods, reconciliation and other information is provided on pages 29 through 31 of this presentation and in the Frequently Used Terms available on the Investor page of our website at www.exxonmobil.com under the heading News & Resources for certain terms used in this presentation including operating cash flow. For future periods, we are unable to provide a reconciliation of forward-looking non-GAAP or other measures to the most comparable GAAP financial measures because the information needed to reconcile these measures is dependent on future events, many of which are outside management’s control as described above. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with our accounting policies for future periods is extremely difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated in a manner consistent with the relevant definitions and assumptions noted above. 32SUPPLEMENTAL INFORMATION Forward-looking statements contained in this presentation regarding the potential for future earnings, cash flow, addressable markets, available cash from operations, and free cash are not forecasts of actual future results. These figures are provided to help quantify the potential future results and goals of currently-contemplated management plans and objectives to impact future results as discussed in this presentation. These figures are intended to quantify for illustrative purposes management’s view of the potentials for these efforts over the time periods shown. For all price point comparisons, unless otherwise indicated, we assume $50/bbl Brent crude prices. Unless otherwise specified, crude prices are Brent prices. Except where noted, natural gas prices used are consistent with management’s internal price assumptions for the relevant natural gas markets relative to the crude price for a given case. All crude and natural gas prices for future years are adjusted for inflation from 2021. These prices are not intended to reflect management’s forecasts for future prices or the prices we use for internal planning purposes. We have assumed that other factors such as laws and regulations, including tax and environmental laws, and fiscal regimes remain consistent with current conditions for the relevant periods. This presentation does not attempt to model potential COVID-19 outbreaks or recoveries beyond historical pricing. Non-GAAP and other measures. With respect to historical periods, reconciliation and other information is provided on pages 29 through 31 of this presentation and in the Frequently Used Terms available on the Investor page of our website at www.exxonmobil.com under the heading News & Resources for certain terms used in this presentation including operating cash flow. For future periods, we are unable to provide a reconciliation of forward-looking non-GAAP or other measures to the most comparable GAAP financial measures because the information needed to reconcile these measures is dependent on future events, many of which are outside management’s control as described above. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with our accounting policies for future periods is extremely difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated in a manner consistent with the relevant definitions and assumptions noted above. 32

SUPPLEMENTAL INFORMATION Definitions Available cash from operations. Available cash from operations provides an indication of cash flow available to fund shareholder distributions, capex, and debt reduction and is calculated as the sum of (1) net cash provided by operating activities and (2) net cash used in investing activities, both from the Consolidated statement of cash flows, and (3) capital and exploration expenditures. It includes estimated proceeds from asset sales net of forgone cash flows from divested assets. This measure is useful when evaluating total sources of cash available, including from equity companies, for uses such as capital and exploration expenditures and financing activities, including debt reduction and shareholder distributions. Cash operating expenses (cash Opex, structural efficiencies, or structural reductions). Cash operating expenses are a subset of total operating costs that are stewarded internally to support management’s oversight of spending over time. This measure is useful for investors to understand the Corporation’s efforts to optimize cash through disciplined expense management. For information concerning the calculation and reconciliation of cash operating expenses see the table on slide 31. Flexible Capex. Flexible Capex includes those investments with minimal costs or value loss to defer expenditures, such as investments in short cycle businesses like unconventionals, projects that have not commenced or are early in construction and with limited penalty to pause. Less-flexible Capex. Less-flexible Capex includes projects conducted for safety, environmental and regulatory reasons, projects already in execution with penalties or loss of value associated with pausing, and investments made in order to retain rights or options for potential future investment. Free cash. Free cash is operating cash flow less capital investment. This measure is useful when approximating contributions to cash available for financing activities, applied to the Upstream business. Lower 2°C scenarios. The Intergovernmental Panel on Climate Change (IPCC) published a Special Report on “Global Warming of 1.5°C” and identified 74 scenarios as “Lower 2ºC,” which are pathways limiting peak warming to below 2ºC during the entire 21st century with greater than 66 percent likelihood. Operating cash flow. Operating cash flow is earnings plus depreciation and depletion, including non-controlling interests and abandonment spend, plus asset sales proceeds. Where applicable, pro-rata equity company earnings are net of depreciation and depletion. This measure is useful when approximating contributions to cash available for investment and financing activities excluding working capital impacts, applied to the Upstream business. 33SUPPLEMENTAL INFORMATION Definitions Available cash from operations. Available cash from operations provides an indication of cash flow available to fund shareholder distributions, capex, and debt reduction and is calculated as the sum of (1) net cash provided by operating activities and (2) net cash used in investing activities, both from the Consolidated statement of cash flows, and (3) capital and exploration expenditures. It includes estimated proceeds from asset sales net of forgone cash flows from divested assets. This measure is useful when evaluating total sources of cash available, including from equity companies, for uses such as capital and exploration expenditures and financing activities, including debt reduction and shareholder distributions. Cash operating expenses (cash Opex, structural efficiencies, or structural reductions). Cash operating expenses are a subset of total operating costs that are stewarded internally to support management’s oversight of spending over time. This measure is useful for investors to understand the Corporation’s efforts to optimize cash through disciplined expense management. For information concerning the calculation and reconciliation of cash operating expenses see the table on slide 31. Flexible Capex. Flexible Capex includes those investments with minimal costs or value loss to defer expenditures, such as investments in short cycle businesses like unconventionals, projects that have not commenced or are early in construction and with limited penalty to pause. Less-flexible Capex. Less-flexible Capex includes projects conducted for safety, environmental and regulatory reasons, projects already in execution with penalties or loss of value associated with pausing, and investments made in order to retain rights or options for potential future investment. Free cash. Free cash is operating cash flow less capital investment. This measure is useful when approximating contributions to cash available for financing activities, applied to the Upstream business. Lower 2°C scenarios. The Intergovernmental Panel on Climate Change (IPCC) published a Special Report on “Global Warming of 1.5°C” and identified 74 scenarios as “Lower 2ºC,” which are pathways limiting peak warming to below 2ºC during the entire 21st century with greater than 66 percent likelihood. Operating cash flow. Operating cash flow is earnings plus depreciation and depletion, including non-controlling interests and abandonment spend, plus asset sales proceeds. Where applicable, pro-rata equity company earnings are net of depreciation and depletion. This measure is useful when approximating contributions to cash available for investment and financing activities excluding working capital impacts, applied to the Upstream business. 33

SUPPLEMENTAL INFORMATION Definitions Operating costs (Opex). Operating costs are the costs during the period to produce, manufacture, and otherwise prepare the company’s products for sale – including energy, staffing, and maintenance costs. They exclude the cost of raw materials, taxes, and interest expense and are on a before-tax basis. While ExxonMobil’s management is responsible for all revenue and expense elements of net income, operating costs, as defined above, represent the expenses most directly under management’s control, and therefore are useful for investors and ExxonMobil management in evaluating management’s performance. For information concerning the calculation and reconciliation of operating costs see the table on slide 31. Performance product. Refers to Chemical products that provide differentiated performance for multiple applications through enhanced properties versus commodity alternatives and bring significant additional value to customers and end-users. Project. The term “project” as used in this presentation can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Resources, resource base, and recoverable resources. Along with similar terms, these refer to the total remaining estimated quantities of oil and natural gas that are expected to be ultimately recoverable. ExxonMobil refers to new discoveries and acquisitions of discovered resources as resource additions. The resource base includes quantities of oil and natural gas classified as proved reserves, as well as, quantities that are not yet classified as proved reserves, but that are expected to be ultimately recoverable. The term “resource base” or similar terms is not intended to correspond to SEC definitions such as “probable” or “possible” reserves. The term “in-place” refers to those quantities of oil and natural gas estimated to be contained in known accumulations and includes recoverable and unrecoverable amounts. Returns, rate of return, IRR. Unless referring specifically to external data, references to returns, rate of return, IRR, and similar terms mean future discounted cash flow returns on future capital investments based on current company estimates. Investment returns exclude prior exploration and acquisition costs. Winter storm impacts: Represents effects on ExxonMobil’s operations of severe winter weather in Texas and surrounding areas during the first quarter of 2021. Includes impacts from lower production and sales volumes, repair costs, and net impact of energy purchases and sales. Does not include indirect impacts from winter storm supply disruptions, if any, on market prices for crude oil, natural gas, petroleum products, or chemicals. 34SUPPLEMENTAL INFORMATION Definitions Operating costs (Opex). Operating costs are the costs during the period to produce, manufacture, and otherwise prepare the company’s products for sale – including energy, staffing, and maintenance costs. They exclude the cost of raw materials, taxes, and interest expense and are on a before-tax basis. While ExxonMobil’s management is responsible for all revenue and expense elements of net income, operating costs, as defined above, represent the expenses most directly under management’s control, and therefore are useful for investors and ExxonMobil management in evaluating management’s performance. For information concerning the calculation and reconciliation of operating costs see the table on slide 31. Performance product. Refers to Chemical products that provide differentiated performance for multiple applications through enhanced properties versus commodity alternatives and bring significant additional value to customers and end-users. Project. The term “project” as used in this presentation can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Resources, resource base, and recoverable resources. Along with similar terms, these refer to the total remaining estimated quantities of oil and natural gas that are expected to be ultimately recoverable. ExxonMobil refers to new discoveries and acquisitions of discovered resources as resource additions. The resource base includes quantities of oil and natural gas classified as proved reserves, as well as, quantities that are not yet classified as proved reserves, but that are expected to be ultimately recoverable. The term “resource base” or similar terms is not intended to correspond to SEC definitions such as “probable” or “possible” reserves. The term “in-place” refers to those quantities of oil and natural gas estimated to be contained in known accumulations and includes recoverable and unrecoverable amounts. Returns, rate of return, IRR. Unless referring specifically to external data, references to returns, rate of return, IRR, and similar terms mean future discounted cash flow returns on future capital investments based on current company estimates. Investment returns exclude prior exploration and acquisition costs. Winter storm impacts: Represents effects on ExxonMobil’s operations of severe winter weather in Texas and surrounding areas during the first quarter of 2021. Includes impacts from lower production and sales volumes, repair costs, and net impact of energy purchases and sales. Does not include indirect impacts from winter storm supply disruptions, if any, on market prices for crude oil, natural gas, petroleum products, or chemicals. 34

SUPPLEMENTAL **INFORMATION**

Slide 3
1) Includes most of the non-operated U.K. central and northern North Sea assets. Sale price is subject to closing adjustments and has additional upside of ~$300 million in contingent payments based on potential for increase in commodity prices.

Slide 4
1) Period-to-period change in earnings as a result of fair value accounting for unsettled derivatives.

Slide 9
1) Includes Upstream price, Chemical margin, and Downstream margin excluding unsettled derivative mark-to-market impacts.

Slide 11
1) Excludes impact of impairments classified as identified items in 4Q20.
2) Includes PP&E Adds of ($2.4) billion and net investments / advances of ($0.3) billion in 1Q21.
3) Ending debt is the sum of (1) Notes and loans payable and (2) Long-term debt as reported in Form 10-Q, at the end of the first quarter.

Slide 15
1) Source: S&P Global Platts.
2) Source: ICE. Equal weighting of Henry Hub and NBP.
3) Source: S&P Global Platts and ExxonMobil analysis. Equal weighting of U.S. Gulf Coast (Maya – Coking), Northwest Europe (Brent – Catalytic Cracking), and Singapore (Dubai – Catalytic Cracking) based on ExxonMobil capacity and netted for industry average Opex and renewable identification numbers (RINS).
4) Source: IHS Markit, Platts, and company estimates. Weighting of polyethylene, polypropylene, and paraxylene based on ExxonMobil capacity.
5) Forecast based on IEA monthly oil market reports and ExxonMobil estimates.

Slide 16
1) Guyana and Bacalhau projects on a money-forward basis.
2) Money-forward basis.
3) Annual earnings, at full capacity, based on the average annual Chemical margins from 2010—2019.
4) Cost benchmarked against recent comparable announced U.S. cracker projects. Sources: Public announcements (industry) and ExxonMobil estimates (ExxonMobil).

Slide 17
1) Return based on 2021 money-forward, remaining Capex-weighted basis for the following growth projects in 2027 at full capacity across Downstream and Chemical using 2010—2019 annual average margins: Permian crude venture, Beaumont light crude, Fawley hydrofiner, Singapore resid upgrade, Corpus Christi complex, China complex, Baton Rouge polypropylene, and Baytown Chemical expansion.

35

SUPPLEMENTAL **INFORMATION**

Slide 18
1) Includes projects that bring on new volumes. Break-even based on a cost-of-supply to generate a minimum 10% return on a money-forward basis.
2) Potential assuming $50/bbl Brent price adjusted for inflation from 2021. Projects included in the Company's 2020 Capex program may require additional Capex in future years.

Slide 19
1) Spud to rig-release days.
2) Drilling and completion costs per lateral foot.
3) Field operations, well work, and energy expense per oil-equivalent barrel; operated business only.
4) Excluding winter storm impacts.

Slide 21
1) See definition of Available cash from operations.
2) 2021 Available cash from operations assumes Downstream and Chemical margins at 10-year annual lows from 2010–2019.
3) Any decisions on future dividend levels is at the discretion of the Board of Directors. This chart assumes dividends per share are held flat relative to 4Q20 levels.

Slide 20
1) April 2020; consolidates individual shareholders within managed accounts.
2) Excluding energy and production taxes.

Slide 22
1) Emission reduction plans announced in December 2020 include a 15 to 20 percent reduction in greenhouse gas intensity of Upstream operations compared to 2016 levels. Plans cover Scope 1 and 2 emissions, and are expected to result in a 30 percent reduction in absolute greenhouse gas emissions from assets operated by the Company.
2) Represents investments since 2000 and currently identified future investment opportunities through 2025, consistent with past practice, results, and announced plans.

Slide 23
1) Total addressable market figures: ExxonMobil analysis of IPCC SR 1.5 scenario explorer data on Lower 2°C scenarios for CO_2, fuels, biofuels, and natural gas. Volumes and prices in 2020 in the Lower 2°C scenarios were used, where available, to calculate an estimate of the market revenue. For Chemicals, ExxonMobil analysis of current market data from Statista 2020 Report on Chemical Industry Worldwide. Investment figures: ExxonMobil currently identified estimates of average, annual future spending on CCS research and development and projects from 2021–2025. Oil, natural gas, and chemicals investment is currently identified estimates of average, annual Upstream, Downstream, and Chemical Capex from 2021–2025.

36

SUPPLEMENTAL **INFORMATION**

Slide 24

1) 40% of all anthropogenic CO_2 captured since 1970. Global CCS Institute 2020 report and ExxonMobil analysis of 2020 facility data.
2) Global CCS Institute. Data updated as of April 2020 and based on cumulative anthropogenic carbon dioxide capture volume. Anthropogenic CO_2, for the purposes of this calculation, means CO_2 that without carbon capture and storage would have been emitted to the atmosphere, including, but not limited to: reservoir CO_2 from gas fields; CO_2 emitted during production and CO_2 emitted during combustion. It does not include natural CO_2 produced solely for enhanced oil recovery.
3) ExxonMobil analysis. Ranking estimate of CO_2 pipelines is based on pipeline capacity.
4) ExxonMobil analysis. Ranking estimate of CO_2 geologic storage is based on anthropogenic CO_2; storage for natural CO_2 produced and anthropogenic CO_2 captured for enhanced oil recovery is excluded.
5) $2 trillion addressable market and projected growth: ExxonMobil analysis of IPCC SR 1.5 scenario explorer data on Lower 2°C scenarios. For CO_2, volumes and prices in 2020 and 2040 in the Lower 2°C scenarios were used, where available, to calculate an estimate of the market revenue and corresponding annual growth.

Slide 25

1) ExxonMobil analysis on U.S. 2019 greenhouse gas emissions from large facilities in EPA FLIGHT Database.
2) ExxonMobil estimates derived for U.S. Gulf Coast from Department of Energy Carbon Storage Atlas (2012, 2015).
3) U.S. 2019 total CO_2 emissions from EPA Inventory of U.S. Greenhouse Gas Emissions and Sink 1990—2019 report.

Slide 28

1) Estimates based on March margins and operating expenses related to turnaround activities.
2) Based on operating expenses related to turnaround activities.

37

Important Additional Information Regarding Proxy Solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor. Important Additional Information Regarding Proxy Solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.